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                                                                    Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hyseq, Inc. Stock Option Plan of our report dated February 20, 1997, except for Note 10 as to which the date is July 31, 1997, with respect to the financial statements of Hyseq, Inc. for the year ended December 31, 1996 included in its Prospectus dated August 7, 1997, filed with the Securities and Exchange Commission.





                                                           /s/ ERNST & YOUNG LLP



Palo Alto, California
December 4, 1997